Supermicro Announces Pricing of Private Offering of $2.0 Billion of Convertible Senior Notes due 2030

SAN JOSE, Calif., June 23, 2025 /BUSINESS WIRE / -- Super Micro Computer, Inc. (NASDAQ: SMCI) (“Supermicro” or the “Company”), a Total IT Solution Manufacturer for AI, Cloud, Storage, and 5G/Edge, today announced the pricing of $2.0 billion aggregate principal amount of convertible senior notes due 2030 (the “Convertible Notes”). The Convertible Notes are being offered and sold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted an option to the initial purchasers to purchase up to an additional $300.0 million aggregate principal amount of the Convertible Notes within a 13-day period from, and including, the date the Convertible Notes are first issued.

The Convertible Notes will be senior, unsecured obligations of the Company. The Convertible Notes will not bear regular interest, and the principal amount of the Convertible Notes will not accrete. Special interest and additional interest will accrue on the Convertible Notes in the circumstances and at the rates described in the indenture governing the Convertible Notes.

The Convertible Notes will have an initial conversion rate of 18.1154 shares of the Company's common stock per $1,000 principal amount of Convertible Notes (which is equivalent to an initial conversion price of approximately $55.20 per share of the Company’s common stock, representing an initial conversion premium of approximately 35.0% above the closing price of $40.89 per share of the Company’s common stock on June 23, 2025). The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The Convertible Notes will be redeemable, in whole or in part (subject to a partial redemption limitation of $100.0 million as described in the indenture governing the Convertible Notes (the “indenture”)), for cash at the Company’s option at any time, and from time to time, on or after June 15, 2028 and on or before the 20th scheduled trading day immediately before the maturity date, but only if: (i) the Convertible Notes are “freely tradable” (as defined in the indenture), and all accrued and unpaid additional interest, if any, has been paid, as of the date the Company sends the related redemption notice; and (ii) the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special and additional interest, if any, to, but excluding, the redemption date.

Holders of the Convertible Notes will have the right, subject to a limited exception set forth in the indenture, to require the Company to repurchase all or a portion of their Convertible Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Convertible Notes) at a cash repurchase price of 100% of their principal amount plus any accrued and unpaid special and additional interest, if any, to, but excluding the applicable repurchase date. The Convertible Notes will mature on June 15, 2030, unless earlier redeemed, repurchased or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding December 17, 2029, the Convertible Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and on and after December 17, 2029, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, the Convertible Notes will be convertible regardless of these conditions. The Company will settle conversions by paying or delivering, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock at the Company’s election. The Company expects to close the offering on June 26, 2025, subject to the satisfaction of various customary closing conditions.

The Company will receive net proceeds from the offering of approximately $1.96 billion (or approximately $2.26 billion if the initial purchasers exercise their option to purchase additional Convertible Notes in full). The Company expects to use $158.4 million of the net proceeds of the offering to fund the cost of entering into the capped call transactions described below. The Company also expects to use approximately $200.0 million of the net proceeds to repurchase shares of its common stock concurrently with this offering as described below. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including to fund working capital for growth and business expansion. If the initial purchasers exercise their option to purchase additional Convertible Notes, the Company intends to use a portion of the net proceeds from the sale of additional Convertible Notes to fund the cost of entering into additional capped call transactions, with the remainder to be used for general corporate purposes as set forth above.

In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Convertible Notes, the number of shares of the Company’s common stock underlying the Convertible Notes.

The capped call transactions are expected generally to reduce the potential dilution to the Company’s common stock upon conversion of the Convertible Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of the Convertible Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $81.78 per share of the Company’s common stock, which represents a premium of 100% above the last reported sale price per share of the Company’s common stock on Nasdaq on June 23, 2025, and is subject to customary adjustments.

In connection with establishing their initial hedges for the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company's common stock or the Convertible Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company's common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during any observation period related to a conversion of the Convertible Notes or following any repurchase of the Convertible Notes by the Company to the extent the Company elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Convertible Notes, which could affect noteholders’ ability to convert the Convertible Notes, and, to the extent the activity occurs during any observation period related to a conversion of the Convertible Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the Convertible Notes.

The Company expects to repurchase approximately 4.9 million shares of its common stock concurrently with the offering from purchasers of the Convertible Notes in privately negotiated transactions effected through one of the initial purchasers of the Convertible Notes or its affiliate, as the Company’s agent. These concurrent share repurchases, and any other repurchases of shares of the Company’s common stock, may increase, or reduce the size of a decrease in, the trading price of the Company’s common stock, and repurchases executed concurrently with the pricing of this offering may affect the initial terms of the Convertible Notes, including the initial conversion price. In addition, any repurchases following this offering could affect the trading price of the Convertible Notes or the Company’s common stock and, if conducted during an observation period for the conversion of any Convertible Notes, could affect the amount and value of the consideration that is due upon such conversion.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be made only by means of a private offering memorandum.

The offer and sale of the Convertible Notes and the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, among other things, the expected closing of the offering, the terms of the Convertible Notes and capped call confirmations, statements regarding the intended use of the net proceeds from the offering and the potential impact of anticipated transactions by holders of the Convertible Notes and the option counterparties and the concurrent share repurchases on the Company’s securities. Forward-looking statements may be identified by the use of the words “may,” “will,” “expect,” “intend” and other similar expressions. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. These forward-looking statements are based on management’s current expectations and beliefs about future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the risks related to whether the Company will consummate the offering and enter into the capped call transactions, the anticipated effects of holders of the Convertible Notes or the option counterparties entering into or unwinding derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock, whether the concurrent share repurchases will be consummated in the expected amount, or at all, market and general conditions, and risks relating to the Company’s business, including those described in periodic reports that the Company files from time to time with the Securities and Exchange Commission. The forward-looking statements included in this press release speak only as of the date of this press release, and the Company does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first-to-market innovation for Enterprise, Cloud, AI, and 5G Telco/Edge IT Infrastructure. We are a Total IT Solutions manufacturer with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enables our development and production, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names, and trademarks are the property of their respective owners.

Investor Relations Contact:
Nicole Noutsios
Stratos Advisors
email: ir@supermicro.com